UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2018

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Newport Center Drive Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (949) 480-8300
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

○	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
X	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
○	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
○	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                 Emerging growth company ○

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ○

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2018, the Board of Directors (the “Board”) of Acacia Research Corporation (“Acacia” or the “Company”) adopted resolutions expanding the Board from six to eight members and appointing Mr. Joseph E. Davis and Mr. Paul Falzone as members of the Board to fill the newly created seats on the Board. Mr. Davis was appointed as a Class I director to serve until the Company’s 2019 annual meeting of stockholders and until his successor is duly elected and qualified. Mr. Falzone was appointed as a Class II director to serve until the Company’s 2020 annual meeting of stockholders and until his successor is duly elected and qualified. The Board has determined that each of Messrs. Davis and Falzone is an independent director under applicable U.S. Securities and Exchange Commission (the “SEC”) and Nasdaq rules. The Board has also determined that Mr. Davis satisfies the independence criteria for Audit Committee members, as set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Davis will serve as a member of the Audit Committee and the Nominating and Governance Committee. Mr. Falzone will serve as a member of the Compensation Committee, the Nominating and Governance Committee and the recently created Strategic Review Committee. Concurrently with the appointment of Messrs. Davis and Falzone, Mr. Frank E. Walsh, III stepped down from the Audit Committee, but will continue to serve on the Board and the Nominating and Governance Committee and chair the Strategic Review Committee.

Each of Messrs. Davis and Falzone will receive the standard compensation for his respective services at the same level as other non-employee directors of the Company, as described in our Proxy Statement on Schedule 14A filed with the SEC on May 1, 2017. Each of Messrs. Davis and Falzone is expected to enter into the Company’s standard form of indemnification agreement, which is attached as an exhibit to our Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed with the SEC on July 30, 2012.

There is no arrangement or understanding between Mr. Falzone or Mr. Davis and any other persons or entities pursuant to which either of them was elected as a director. There have been no transactions, or currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Falzone or Mr. Davis, or any member of their respective immediate family, had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

A copy of the Company’s press release announcing the increase in the size of the Board and the appointment of Messrs. Davis and Falzone to the Board is attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Important Additional Information and Where to Find It

This Current Report on Form 8-K may be deemed to contain solicitation material in respect to the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2018 annual meeting of stockholders (the “Annual Meeting”). The Company intends to promptly file with the SEC its preliminary proxy statement and WHITE proxy card relating to the Annual Meeting. When such preliminary proxy statement is cleared by the SEC Staff, the Company intends to file with the SEC and mail to its stockholders a definitive proxy statement and accompanying WHITE proxy card in connection with the Annual Meeting. The definitive proxy statement will contain important information about the Company, the Annual Meeting and related matters. Stockholders may obtain a free copy of the definitive proxy statement and other documents that the Company files with the SEC (when available) on the SEC’s website, at www.sec.gov. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS (WHEN THEY BECOME AVAILABLE) BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION.

Acacia, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. Information regarding the names of the

Company’s directors and executive officers and their respective interests in the Company will be set forth in the definitive proxy statement, the accompanying WHITE proxy card and other relevant solicitation materials filed by the Company. These documents (when they become available), and any and all other documents filed by the Company with the SEC, may be obtained by investors and stockholders free of charge on the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at www.acaciaresearch.com.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.    Description

99.1        Press release dated April 2, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2018

Acacia Research Corporation

By:    /s/ Edward J. Treska
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.    Description

99.1        Press release dated April 2, 2018